CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69611) of DST Systems, Inc. of our report dated June 25, 2004 relating to the financial statements of DST Systems of California, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
June 28, 2004